Exhibit 1.1

EXECUTION VERSION

ONEOK, Inc.

Underwriting Agreement

August 18, 2015

Citigroup Global Markets Inc.

As Representative of the Underwriters named in Schedule II hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

ONEOK, Inc., an Oklahoma corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, $500,000,000 aggregate principal amount of its 7.500% Notes due 2023 (the “Securities”). The Securities will be issued pursuant to an Indenture, dated as of January 26, 2012 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by the Second Supplemental Indenture thereto, to be dated the Closing Date (as defined herein) (the “Supplemental Indenture”), between the Company and the Trustee. The Base Indenture as amended and supplemented by the Supplemental Indenture is referred to herein as the “Indenture.”

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein, including, unless the context otherwise requires, the documents, if any, filed as exhibits to such incorporated documents; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the initial effective date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.

This is to confirm the agreement (this “Agreement”) concerning the purchase of the Securities from the Company by the Underwriters.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an “automatic shelf registration statement” (as defined in Rule 405) (the file number of which is set forth in Schedule I hereto), on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Applicable Time, became effective upon filing. The Company filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses relating to the Securities, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (1) a Final Prospectus in accordance with Rules 430B and 424(b) or (2) a Final Prospectus in accordance with Rules 415 and 424(b). The Company has included in such Registration Statement, as amended at the Effective Time, all information (other than information permitted to be excluded therefrom pursuant to Rule 430B (“Rule 430B Information”)) required by the Act and the rules thereunder to be included in such Registration Statement. As filed, the Final Prospectus shall contain all applicable Rule 430B Information, together with all other such information required by the Act and the rules thereunder, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Applicable Time, will be included or made therein. The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Time of the Registration Statement was not earlier than the date three years before the Applicable Time.

(b) The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the Closing Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, will comply, in all material respects, with the requirements of the Act; and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; as of the Effective Time and at the Applicable Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; as of the Effective Time and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing with the Commission pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) the exhibit to the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Final

Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 8(b) hereof.

(c) The Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package (or any amendments or supplement thereto), based upon and in conformity with information furnished in writing to the Company on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Applicable Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a Well-Known Seasoned Issuer. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) and otherwise in accordance with Rules 456(b) and 457(r).

(e) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Securities by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than the Preliminary Prospectuses and the Issuer Free Writing Prospectuses identified in Schedule III hereto.

(f) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405).

(g) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereof does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(h) The only “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) of the Company are the subsidiaries named on Annex A hereto (the “Subsidiaries”). The Company and each of its Subsidiaries is, and at the Closing Date will be, a corporation, limited liability company, general partnership or limited partnership, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The Company and each of its Subsidiaries have, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased, as the case may be, by it and to conduct its business in all material respects as described in the Disclosure Package and the Final Prospectus. The Company and each of its Subsidiaries is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation, limited liability company, general partnership or limited partnership, as the case may be, in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased, as the case may be, by it makes such licensing or qualification necessary, except to the extent that the failure to so qualify, be licensed or be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, cash flow, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise (a “Material Adverse Effect”).

(i) All the outstanding equity interests of each Subsidiary have been duly and validly authorized and issued in accordance with such Subsidiary’s governing documents and are fully paid (in the case of any Subsidiary that is a limited liability company, to the extent required by such Subsidiary’s limited liability company agreement, and in the case of any Subsidiary that is a limited partnership, to the extent required by such Subsidiary’s agreement of limited partnership) and nonassessable (in the case of any Subsidiary that is a limited liability company, except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Revised Limited Liability Company Act or by Sections 2030, 2031 and 2040 of the Oklahoma Limited Liability Company Act, and in the case of any Subsidiary that is a limited partnership, except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA and matters included in such Subsidiary’s agreement of limited partnership), and all outstanding equity interests of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, encumbrances or liens (“Liens”), except for any such Liens on the outstanding equity interests of the Subsidiaries that are described in the Disclosure Package and the Final Prospectus.

(j) As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Preliminary Prospectus and the Final Prospectus entitled “Capitalization” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus (as defined herein)), and, as of the Closing Date, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Preliminary Prospectuses and the Final Prospectus entitled “Capitalization” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), except for such adjustments as are necessary to reflect the sale of the Securities.

(k) There is no contract or other document of a character required to be described in the Registration Statement or Base Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters as will be contained in the Base Prospectus, including the information incorporated by reference therein up to and through the date of this Agreement).

(l) This Agreement has been duly authorized, executed and delivered by or on behalf of the Company.

(m) The Securities have been duly authorized for issuance and sale to the Underwriters and, when issued, executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will have been duly executed and delivered by or on behalf of the Company and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms and the terms of the Indenture and will be entitled to the benefits provided by the Indenture; provided that the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, fraudulent transfer or conveyance, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally from time to time in effect and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (the “Enforceability Exceptions”); and the statements in “Description of the Notes” in the Preliminary Prospectus used most recently prior to the Applicable Time and the Final Prospectus and “Description of Debt Securities” in the Base Prospectus, insofar as they purport to constitute a summary of the terms of the Securities and the Indenture, when such Securities are issued, executed, authenticated and delivered against payment therefore as provided herein and in the Indenture, fairly summarize the matters described therein in all material respects.

(n) The Base Indenture has been duly authorized, executed and delivered by or on behalf of the Company, and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; provided that the enforceability of the Base Indenture may be limited by the Enforceability Exceptions. The Base Indenture has been qualified under the Trust Indenture Act. The Supplemental Indenture has been duly authorized by or on behalf of the Company, and, when validly executed and delivered by or on behalf of the Company, and assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; provided that the enforceability of the Supplemental Indenture may be limited by the Enforceability Exceptions.

(o) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(p) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein except (i) such as have been obtained under the Act and the Trust Indenture Act, and (ii) such as may be required under the blue sky laws of any jurisdiction or the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and distribution by the Underwriters of the Securities in the manner contemplated herein and in the Disclosure Package and the Final Prospectus or (iii) such that the failure to obtain would not reasonably be expected to result in a Material Adverse Effect.

(q) Neither the issuance and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to (i) the provisions of the certificate of incorporation or by-laws or other governing documents of the Company or any of the governing documents of any of its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, which conflicts, breaches, violations or defaults, in the case of clauses (ii) or (iii), would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(r) Except for the Underwriters (who shall act as underwriters with respect to the Securities pursuant to this Agreement), no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Securities.

(s) No holders of debt securities of the Company have rights to the registration of such securities under the Disclosure Package, the Final Prospectus and the Registration Statement.

(t) The historical consolidated financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement, the Final Prospectus and the Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(u) Other than as set forth in the Disclosure Package, the Final Prospectus and the Registration Statement, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the Company’s knowledge, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect.

(v) Each of the Company and each of its Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted except where the failure to do so does not materially interfere with the ownership, operation or benefits of operation of such businesses or materially increase the cost of operation or ownership of such businesses, provided that (a) with respect to the transmission and gathering pipelines of the Company and the Subsidiaries that own such pipelines and right-of-way interests related thereto (the “Pipeline Properties”), the foregoing shall only constitute a representation that, such Subsidiaries have sufficient title to enable them to use such Pipeline Properties in their businesses as they have been used in the past and as are proposed to be used in the future and will not materially increase the cost of such use, and (b) with respect to any real property, buildings and equipment held under lease by the Subsidiaries, such real property, buildings and equipment are held by the Subsidiaries under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such real property, buildings and equipment for such Subsidiary.

(w) Neither the Company nor any Subsidiary is in violation or default of (i) any provisions of the certificate of incorporation or by-laws or other governing documents of the Company or the governing documents of such Subsidiary, as the case may be, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have a Material Adverse Effect or as could not materially impair the ability of the Company to perform its obligations under this Agreement or the Indenture.

(x) PricewaterhouseCoopers LLP, who has reviewed certain financial statements of the Company and its consolidated subsidiaries included, or incorporated by reference, in the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Act and the Public Company Accounting Oversight Board (United States) and its applicable published rules and regulations.

(y) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid by the Company in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Securities.

(z) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for (i) those failures to file or pay that would not reasonably be expected to have a Material Adverse Effect, (ii) any such tax payment, assessment, fine or penalty that is currently being contested in good faith, or (iii) those failures to file or pay set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(aa) No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, that would reasonably be expected to have a Material Adverse Effect.

(bb) The Company and the Subsidiaries are insured by insurers that the Company has no reason to believe are not of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged.

(cc) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except for (i) as set forth in Sections 7.04 and 7.10 of the Partnership’s $2.4 billion amended and restated revolving credit agreement, as amended, effective as of January 31, 2014, (ii) such limitations on transfer of equity interests in and assets of entities that are not wholly owned by the Company or any of its subsidiaries and (iii) such prohibitions mandated by the laws of each such Subsidiary’s state of formation and the terms of any such Subsidiaries’ governing instruments.

(dd) The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such licenses, certificates, permits and other authorizations that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(ee) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement, the Final Prospectus and the Disclosure Package has been prepared in accordance with the Commission’s applicable rules and guidelines. Since the date of the most recent audited balance sheet of the Company and its consolidated subsidiaries audited by PricewaterhouseCoopers LLP and reviewed by the board of directors of the Company, (i) the Company has not been advised of (A) any significant deficiencies in the design or operations of internal control over financial reporting that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal control over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company and each of its subsidiaries, and (ii) there have been no changes in internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses, that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ff) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act).

(gg) Neither the Company nor the Subsidiaries have taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(hh) The Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus. Neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except (y) with respect to any matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (z) as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(ii) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 thereof related to loans to officers and directors and Sections 302 and 906 related to certifications.

(kk) Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, or employee of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, and the Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ll) The operations of the Company and its Subsidiaries are and have been conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes of all applicable jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(mm) Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, or employee of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nn) Except as disclosed in the Disclosure Package and the Final Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of an Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of an Underwriter.

(oo) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan (as defined herein), determined without regard to any waiver of such obligations or extension of any amortization period, that would reasonably be expected to have a Material Adverse Effect; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its Subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its Subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its Subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its Subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its Subsidiaries related to their employment that would reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its Subsidiaries may have any liability.

(pp) Subsequent to the respective dates as of which information is given in the Registration Statement (as such information may have been superseded by a subsequent filing with the Commission), the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, except for the sale of the Securities and the application of the net proceeds thereof (provided, however, that any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating will not violate this Section 1(pp)), (ii) any transaction which is material to the Company and the Subsidiaries, taken as a whole, except for the sale of the Securities and the application of the net proceeds thereof, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries, taken as a whole, except for the sale of the Securities and the application of net proceeds thereof and any drawdowns under the Amended and Restated Credit Agreement, effective as of January 31, 2014, among ONEOK, Inc., as borrower, the lenders party thereto and Bank of America, N.A., as administrative agent (the “Credit Agreement”), or (iv) any change in the capitalization or outstanding indebtedness of the Company or any Subsidiaries, except for the sale of the Securities and the application of net proceeds thereof and any drawdowns under the Credit Agreement.

(qq) The Company and its Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Final Prospectus to be conducted, except for failures of ownership or use that would not reasonably be expected to have a Material Adverse Effect. Additionally, (i) to the Company’s knowledge, there are no rights of third parties to any such Intellectual Property; (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual

Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property; and (iv) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, in the case of each of clauses (i), (ii), (iii) and (iv) which would be reasonably expected to have a Material Adverse Effect.

Any certificate signed by or on behalf of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities and pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities of each series set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

4. Offering by Underwriters. The several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object, unless, (i) in the judgment of counsel to the Company, such filing is required by applicable law or (ii) is advisable in furtherance of a Commission request. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430B, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of each series of Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to promptly use its reasonable best efforts to obtain the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in a form approved by the Representative and substantially as attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representative of any such event, (ii) prepare and file with the Commission, subject to the second sentence of Section 5(a), an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e) As soon as practicable, the Company will make generally available, via the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System, to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries (which need not be audited) which will satisfy the provisions of Section 11(a) of the Act, including, at the option of the Company, Rule 158, which may be satisfied through the filing with the Commission of reports required under the Exchange Act.

(f) The Company will furnish or otherwise make available upon request to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering (other than internal sales memoranda prepared by any of the Underwriters).

(g) The Company will arrange, if necessary, for the qualification of each series of the Securities for sale under the laws of such jurisdictions as the Representative may reasonably designate, will maintain such qualifications in effect so long as reasonably required for the distribution of such series of Securities and will pay any fee of FINRA in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a Free Writing Prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing

Prospectuses included in Schedule III hereto. Any such Free Writing Prospectus consented to by the Representative or the Company is herein referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as applicable and as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Company will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.

(j) The Company will not, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Securities by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than the Final Prospectus.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Applicable Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Company, to have furnished to the Representative its opinion, dated the Closing Date and addressed to the Representative, in substantially the form of Exhibit A hereto.

(c) The Company shall have requested and caused GableGotwals, counsel for the Company, to have furnished to the Representative its opinion, dated the Closing Date and addressed to the Representative, in substantially the form of Exhibit B hereto.

(d) The Representative shall have received from Shearman & Sterling LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Representative a certificate of the Company, signed by the Chief Executive Officer, President or a Vice President of the Company and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Final Prospectus, the Disclosure Package and any supplements or amendments thereto and this Agreement and that:

(i) the representations and warranties of the Company in Section 1 of this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued by the Commission and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(f) The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representative, at the Applicable Time and at the Closing Date, “comfort letters” (which may refer to letters previously delivered to the Representative), dated respectively as of the Applicable Time and as of the Closing Date, in form and substance satisfactory to the Representative and PricewaterhouseCoopers LLP, with respect to the certain unaudited financial statements and financial information contained in the Registration Statement, the Preliminary Prospectus used most recently prior to the Applicable Time and the Final Prospectus.

(g) Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof)

and the Final Prospectus (exclusive of any amendment thereto), there shall not have been (i) any adverse change or decrease specified in the letters referred to in paragraph (f) of this Section 6 or (ii) any adverse change, or any development involving a prospective adverse change, in or affecting the business, properties, earnings, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of any series of Securities as contemplated by the Registration Statement, the Disclosure Package and the Final Prospectus.

(h) Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Shearman & Sterling, LLP, counsel for the Underwriters, at 599 Lexington Avenue, New York, New York 10022, on the Closing Date, or as otherwise agreed by the Company and the Representative.

7. Payment and Reimbursement of Underwriters’ Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Underwriters, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, the Preliminary Prospectus and the Final Prospectus, and any amendment or supplement to the Registration Statement or the Preliminary Prospectus and Final Prospectus, (ii) the preparation and delivery of certificates representing the Securities, (iii) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Preliminary Prospectus or Final Prospectus, and all

amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Securities by the Underwriters or by dealers to whom Securities may be sold, (iv) any filings required to be made by the Underwriters with FINRA, and the reasonable fees, disbursements and other charges of counsel to the Underwriters in connection therewith, (v) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws, including the reasonable fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (vi) counsel to the Company, (vii) the rating, if any, of the Securities by one or more rating agencies, (viii) the Trustee and any agent of the Trustee and the fees, disbursements and other charges of counsel for the Trustee in connection with the Indenture and the Securities and (ix) PricewaterhouseCoopers LLP.

(b) If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i) hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representative on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus or any Issuer Free Writing Prospectus, any information of the Company that the Company has filed or is required to file pursuant to Rule 433(d) under the Act, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities, and (ii) the following information under the heading “Underwriting”: (A) the second sentence of the third paragraph related to the Underwriters’ market making activities, (B) the first sentence of the fourth paragraph related to discounts and (C) the sixth, seventh and eighth paragraphs related to over-allotment, stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and only to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, but is otherwise applicable in accordance with its terms, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or

Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in any securities of the Company shall have been suspended by the Commission or the New York Stock Exchange or (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or the respective officers of the Company and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 and the last sentence of Section 9 hereof shall survive the termination or cancellation of this Agreement.

12. [Reserved].

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (fax: (646) 291-1469); or, if sent to the Company, will be mailed, delivered or telefaxed to ONEOK, Inc., 100 West Fifth Street, Tulsa, Oklahoma 74103, Facsimile: 918-588-7971, Attention: General Counsel.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

15. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are each acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Waiver of Jury Trial. The parties hereto each hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which, when executed and delivered, shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean 4:09 p.m. (Eastern time) on August 18, 2015, which is the time identified to us by the Underwriters as the time of first sale of Securities to the investors.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Applicable Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean, (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Applicable Time, (iii) the Issuer Free Writing Prospectuses identified in Part A of Schedule III hereto and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 430C,” “Rule 433,” “Rule 436,” “Rule 456” and “Rule 457” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

ONEOK, Inc.

By:	/s/ Derek S. Reiners
Name:	Derek S. Reiners
Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is

hereby confirmed and accepted

as of the date first written above

Citigroup Global Markets Inc.

By:	/s/ Thomas Cole
Name:	Thomas Cole
Title:	Managing Director

For itself and the other

several Underwriters, if any,

named in Schedule II to the

foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

7.500% Notes due 2023

Registration Statement No. 333-198937

Representative: Citigroup Global Markets Inc.

Title, Principal Amount and Purchase Price of Securities:

Title:	7.500% Notes due 2023

Principal amount:	$500,000,000

Purchase price (include accrued interest or amortization, if any):	97.647%

Closing Date, Time and Location: August 21, 2015 at 10:00 a.m. (Eastern time) at Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022

Type of Offering: Non-delayed

Date referred to in Section 5(i) on and after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representative: September 17, 2015.

Schedule I

SCHEDULE II

Underwriters	Principal Amount of Securities to be Purchased
7.500% Notes due 2023
Citigroup Global Markets Inc.	$375,000,000
Mizuho Securities USA Inc.	$125,000,000
Total	$500,000,000

Schedule II

SCHEDULE III

PART A

Schedule of Free Writing Prospectuses included in the Disclosure Package

1)	The final term sheet prepared and filed pursuant to Section 5(b) of the Agreement in substantially the form of Schedule IV to the Agreement.

PART B

Schedule of Free Writing Prospectuses not included in the Disclosure Package

1)	The Net Roadshow presentation relating to the offering of the Securities, dated August 2015.

Schedule III

SCHEDULE IV

Filed Pursuant to Rule 433

Registration No. 333-198937

August 18, 2015

ONEOK, INC.

PRICING TERM SHEET

$500,000,000

7.500% Notes due 2023

Issuer:	ONEOK, Inc.
Security Type:	Senior Unsecured Notes
Pricing Date:	August 18, 2015
Settlement Date:	August 21, 2015
Maturity Date:	September 1, 2023
Principal Amount:	$500,000,000
Benchmark:	2.500% due August 15, 2023
Benchmark Yield:	2.065%
Re-offer Spread to Benchmark:	+ 569 bps
Yield to Maturity:	7.750%
Coupon:	7.500%
Public Offering Price:	98.522%
Redemption Provisions:
Make-Whole Call:	T + 50 bps (prior to June 1, 2023)
Par Call:	On or after June 1, 2023 (3 months prior to maturity)
Interest Payment Dates:	March 1 and September 1, beginning March 1, 2016
CUSIP / ISIN:	682680 AR4 / US682680AR43
Sole Book-Running Manager:	Citigroup Global Markets Inc.
Co-Manager:	Mizuho Securities USA Inc.

The issuer has filed a registration statement (including a base prospectus) and a prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement for this offering, the prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online data base (EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at (800) 831-9146.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another electronic system.

Schedule IV

ANNEX A

SIGNIFICANT SUBSIDIARIES OF THE COMPANY

Subsidiary	State of Incorporation or Organization	Company’s Ownership Percentage
ONEOK Energy Services Company, L.P.	Texas	100.0%
ONEOK Partners Intermediate Limited Partnership	Delaware	36.8%
ONEOK Partners GP, L.L.C.	Delaware	100.0%
ONEOK Partners, L.P.	Delaware	36.8%
ONEOK Bakken Pipeline, L.L.C.	Delaware	100.0%
ONEOK Arbuckle Pipeline, L.L.C.	Delaware	100.0%
ONEOK NGL Pipeline, L.L.C.	Delaware	100.0%
ONEOK Hydrocarbon, L.P.	Delaware	100.0%
ONEOK Hydrocarbon, L.L.C.	Delaware	100.0%
ONEOK Hydrocarbon Holdings, L.L.C.	Delaware	100.0%
ONEOK Rockies Midstream, L.L.C.	Delaware	100.0%
ONEOK Rockies Investments, L.L.C.	Delaware	100.0%
ONEOK Pipeline Holdings, L.L.C.	Delaware	100.0%
ONEOK Sterling III Pipeline, L.L.C.	Oklahoma	100.0%

Schedule IV

Exhibit A

FORM OF OPINION OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

August [●], 2015

Citigroup Global Markets Inc.

As Representative of the Several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

We have acted as counsel for ONEOK, Inc., an Oklahoma corporation (the “Company”), in connection with the underwritten public offering (the “Offering”) of $500,000,000 aggregate principal amount of [●]% senior notes due 20[●] (the “Notes”) of the Company, to be issued pursuant to the provisions of an Indenture, dated as of January 26, 2012, between the Company and U.S. Bank National Association, as Trustee (the “Base Indenture”), as supplemented by the Second Supplemental Indenture thereto, dated August [●], 2015, between the Company and the Trustee (together, with the Base Indenture, the “Indenture”). The Notes are being offered and sold by the Company in a public offering pursuant to an underwriting agreement dated as of August 18, 2015 (the “Underwriting Agreement”) between the Company and Citigroup Global Markets Inc., as representative of the underwriters named therein (the “Underwriters”).

This opinion is delivered to you at the Company’s request pursuant to Section 6(b) of the Underwriting Agreement. All capitalized terms used herein that are defined in, or by reference in, the Underwriting Agreement have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed, facsimile, electronic or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the following:

(a)	an executed copy of the Underwriting Agreement;

(b)	executed copies of the Notes issued and delivered on the date hereof;

(c)	an executed copy of the Indenture;

(d)	the Registration Statement;

(e)	the Disclosure Package; and

(f)	the Final Prospectus.

The documents referred to in items (a) through (c) above, inclusive, are collectively referred to as the “Transaction Documents.”

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed, facsimile, electronic or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, statements, representations and warranties contained in the Transaction Documents and certificates and oral or written statements and other information of or from public officials, officers or other appropriate representatives of the Company and others, and assume compliance on the part of all parties to the Transaction Documents with their covenants and agreements contained therein. Insofar as statements herein are based upon our knowledge, such phrase means and is limited to the conscious awareness of facts or other information by lawyers presently employed in this firm who have given substantive attention to representation of the Company.

To the extent it may be relevant to the opinions expressed herein, we have assumed that (i) the Notes have been duly authenticated and delivered by the Trustee against payment therefor in accordance with the provisions of the Indenture and the Underwriting Agreement; (ii) all of the parties to the Transaction Documents are validly existing and in good standing under the laws of their respective jurisdictions of organization or formation (other than ONEOK Partners GP, L.L.C., ONEOK Partners, L.P. and ONEOK Partners Intermediate Limited Partnership) and have the power and authority to (a) execute and deliver the Transaction Documents, (b) perform their obligations thereunder and (c) consummate the transactions contemplated thereby; (iii) the Transaction Documents have been duly authorized, executed and delivered by all of the parties thereto and constitute valid and binding obligations of all the parties thereto (other than the Company) enforceable against such parties in accordance with their respective terms; and (iv) all of the parties to the Transaction Documents will comply with the Transaction Documents and with all laws applicable thereto.

For purposes of this opinion, (i) the “Base Prospectus” is the prospectus, dated May 1, 2015, included in the Registration Statement, related to the Notes, together with the documents incorporated by reference therein, (ii) the “Final Prospectus” is the Prospectus Supplement, dated August [●], 2015, related to the Notes, together with the Base Prospectus, (iii) the “Preliminary Prospectus” is the Preliminary Prospectus Supplement, dated August 12, 2015, related to the Notes, together with the Base Prospectus, (iv) the “Disclosure Package” consists of the Preliminary Prospectus and the pricing term sheet attached as Schedule IV to the Underwriting Agreement, and (v) the “Applicable Time” is [●] P.M. (New York City time), on August [●], 2015, which is the time identified to us by the Underwriters as the time of first sale of Notes to the investors.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(a)	The statements set forth in the Preliminary Prospectus and the Final Prospectus under the headings “Description of the Notes” and “Description of Debt Securities,” insofar as such statements purport to summarize the provisions of certain terms of the Indenture and the Notes, fairly summarize in all material respects the matters described therein.

(b)	The Registration Statement became effective upon filing in accordance with Rule 462(e) under the Securities Act of 1933, as amended (the “1933 Act”); any required filing of the Final Prospectus and any supplements thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act.

(c)	The Registration Statement, the Preliminary Prospectus and the Final Prospectus (other than (a) the financial statements, notes and schedules thereto included, or incorporated by reference, in or omitted from the Registration Statement, the Preliminary Prospectus and the Final Prospectus, (b) other financial data or information included, or incorporated by reference, in or omitted from the Registration Statement, the Preliminary Prospectus or the Final Prospectus and (c) the Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) (Form T-1), included therein, as to which we express no opinion), as of their respective filing or issue dates, as the case may be, appeared on their faces to be appropriately responsive as to form in all material respects to the applicable requirements of the 1933 Act and the rules thereunder.

(d)	The Indenture constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and has been duly qualified under the Trust Indenture Act.

(e)	The Notes constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

(f)	The Company is not, nor after giving effect to the offering and sale of the Notes, will be, an “investment company,” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(g)

No consent, approval, authorization, or order of, or filing with, any governmental agency or body of the United States of America or the State of New York by or on behalf of the Company is required for consummation of the transactions contemplated by the Underwriting

Agreement, except for (i) all such consents, approvals, authorizations, filings or orders as have been obtained and (ii) all consents, approvals, authorizations, filings or orders as may be required under state or foreign securities or blue sky laws or by the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(h)	The execution and delivery by the Company of, and the consummation by the Company of the transactions (including, without limitation, the issuance and sale of the Notes) contemplated by, the Underwriting Agreement will not contravene any provision of applicable United States of America or State of New York law known to us, the contravention of which, individually or in the aggregate, would have a material adverse effect on the Company or its ability to consummate such transactions.

(i)	The statements set forth in the Preliminary Prospectus and the Final Prospectus under the caption “United States Federal Tax Considerations,” insofar as such statements purport to summarize matters of U.S. federal income tax laws or legal conclusions with respect thereto, and subject to the limitations, qualifications and assumptions set forth therein, fairly summarize the matters set forth therein.

(j)	To our knowledge and except as set forth in the Registration Statement, there are no legal or governmental proceedings pending or threatened against the Company that would be required by Item 103 of Regulation S-K to be disclosed in a Registration Statement on Form S-1.

(k)	ONEOK Partners GP, L.L.C. is a limited liability company validly existing and in good standing under the Delaware Limited Liability Company Act, as amended (the “Delaware LLC Act”).

(l)	Each of ONEOK Partners, L.P. and ONEOK Partners Intermediate Limited Partnership is a limited partnership validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act, as amended (the “Delaware Act”).

In the course of the preparation by the Company of the Registration Statement, the Disclosure Package and the Final Prospectus (in each case other than the documents incorporated by reference), we participated in conferences with certain of the officers and representatives of the Company and the independent registered public accounting firm for the Company, at which the contents of the Registration Statement, the Disclosure Package and the Final Prospectus were discussed. We did not participate in the preparation or drafting of any documents incorporated by reference in the Registration Statement, the Disclosure Package or the Final Prospectus. Given the limitations inherent in the role of outside counsel and the independent verification of factual matters and the character of determinations involved in the registration process, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Final Prospectus, including the documents incorporated by reference therein, and have made no independent check or verification thereof, except to the extent provided in the opinions expressed in paragraphs 1 and 9 above. Subject to the foregoing and on the basis of the information we gained in the course of the performance of the services referred to above, including information obtained from officers and representatives of the Company, and the independent registered public accounting firm for the Company, no facts have come to our attention that cause us to believe that (i) the Registration Statement, as of the date of the Final Prospectus, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Disclosure Package, taken as a whole, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Final Prospectus, as of its date and as of the date and time of delivery of this letter, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In each case, however, we express no view or belief with respect to (a) the financial statements, notes and schedules thereto included in, or incorporated by reference in or omitted from, the Registration Statement, the Disclosure Package or the Final Prospectus, and (b) other financial data or financial information included in, incorporated by reference in or omitted from the Registration Statement, the Disclosure Package or the Prospectus and (c) the Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act (Form T-1) filed as an exhibit to the Registration Statement.

The opinions set forth above are subject to the following qualifications:

(A) We express no opinion as to the legality, validity, binding effect or enforceability of any provision of any Transaction Documents relating to indemnification, contribution or exculpation.

(B) We express no opinion as to the legality, validity, binding effect or enforceability of any provision of any Transaction Documents:

(i) containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a “Waiver”) by the Company under any provision of the Notes or the Indenture to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under, provisions of applicable law (including judicial decisions);

(ii) related to (a) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York, or (b) choice of governing law to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York and applying the law of the State of New York, in each case applying the choice of law principles of the State of New York;

(iii) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement;

(iv) purporting to give any person or entity the power to accelerate obligations without any notice to the obligor;

(v) which may be construed to be in the nature of a penalty; and

(vi) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York.

(C) With respect to the opinions expressed in paragraphs 11 and 12 above as to valid existence and good standing, we have relied solely upon a certificate or certificates of public officials or upon confirmation via facsimile or electronic transmission of good standing and valid existence, and our opinions in paragraphs 11 and 12 are expressed as of the date set forth on such certificates or as of the time of the confirmation received via facsimile or electronic transmission.

(D) With respect to the opinions expressed in the third clause of paragraph 2 above, we have relied solely on our review of the Securities and Exchange Commission’s website.

(E) With respect to the opinions expressed in paragraph 7 and paragraph 8 above, our opinions are limited to our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement.

(F) We express no opinion as to, in the case of paragraph 8 above, the anti-fraud provisions of the Federal or any state securities laws and the rules and regulations promulgated thereunder.

(G) With respect to the opinion expressed in paragraph 10 above, we have endeavored, to the extent we have believed necessary, to determine from lawyers currently in our firm who have performed substantive legal services for the Company, whether such services involved substantive attention in the form of legal representation concerning pending legal proceedings of the nature referred to in such paragraph 10 above during the past 24 months. Beyond that, we have not made any review, search or investigation of public files or records or the docket of any jurisdiction or files or records of the Company or their transactions or any other investigation with respect to the foregoing statement in paragraph 10.

(H) Our opinions are subject to the following:

(i)	bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other similar laws (or other related judicial doctrines) now or hereafter in effect relating to or affecting creditors’ rights or remedies generally;

(ii)	general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity; and

(iii)	the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally.

(I) The opinions expressed above are subject to the effect of, and we express no opinions herein as to, the application of state or foreign securities or blue sky laws or any rules and regulations thereunder.

(J) Except to the extent set forth in paragraph 6 above, we express no opinion as to the Investment Company Act.

(K) We express no opinion as to compliance with the rules and regulations of FINRA.

The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant, the Delaware Act and the Delaware LLC Act, each as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This letter is given only as of the time of its delivery, and we undertake no responsibility to update or supplement this letter after its delivery.

The opinions expressed herein are solely for your benefit in connection with the Underwriting Agreement and may not be relied on in any manner or for any purpose by any other person or entity (including by any person or entity that acquires Notes from you) and may not be quoted in whole or in part without our prior written consent. In addition, this letter and its benefits are not assignable, without our prior written consent, to any person or entity that acquires Notes from you.

Very truly yours,

DRAFT
FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

1100 ONEOK Plaza 100 West Fifth Street Tulsa, Oklahoma 74103-4217 Telephone (918) 595-4800 Fax (918) 595-4990 www.gablelaw.com		Fifteenth Floor One Leadership Square 211 North Robinson Oklahoma City, Oklahoma 73102-7101 Telephone (405) 235-5500 Fax (405) 235-2875

August [●], 2015

Exhibit B

FORM OF OPINION OF GABLEGOTWALS

To each of the Underwriters named

in the Underwriting Agreement referenced herein

c/o Citibank Global Markets Inc.

388 Greenwich Street

New York, New York 10013

RE:	[●]% Senior Notes due 20[●] issued by ONEOK, Inc.

Ladies and Gentlemen:

We have acted as special counsel to ONEOK, Inc., an Oklahoma corporation (the “Company”), in connection with the Underwriting Agreement dated August [●], 2015 (the “Underwriting Agreement”) between the Company and Citibank Global Markets Inc., as representative of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of $500,000,000.00 aggregate principal amount of the Company’s [●]% Senior Notes due 20[●] (the “Securities”).

The Securities are being issued under an Indenture, dated as of January 26, 2012 (the “Base Indenture” and, as amended and supplemented by the Supplemental Indenture (as subsequently defined herein), the “Indenture”), by and among the Company and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by the Second Supplemental Indenture dated as of August [●], 2015 (the “Supplemental Indenture”) by and among the Company and the Trustee.

We are furnishing this opinion letter to you pursuant to Section 6(c) of the Underwriting Agreement. Capitalized terms used but not defined herein have the meanings assigned to them in the Underwriting Agreement (including terms defined by reference therein).

In rendering the opinions set forth herein, we have examined and relied on originals or electronic, photostatic or reproduction copies of the following:

(a) the preliminary prospectus supplement dated August 12, 2015, relating to the Securities in the form filed with the Securities and Exchange Commission (the “Commission”)

To each of the Underwriters named in the Underwriting Agreement referenced herein August [●], 2015 Page 2 pursuant to Rule 424(b)(5) of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”), including the base prospectus supplemented thereby and the documents incorporated by reference therein;

(b) the prospectus supplement dated August [●], 2015, relating to the Securities in the form filed with the Commission pursuant to Rule 424(b)([●]) of the Rules and Regulations, including the base prospectus supplemented thereby and the documents incorporated by reference therein;

(c) a certificate dated the date hereof (the “Opinion Support Certificate”), executed by an officer of the Company;

(d) each of the Transaction Documents (as defined below);

(e) each of the Applicable Agreements (as defined below); and

(f) each of the Applicable Orders (as defined below).

We have also examined originals or copies of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified electronic, photostatic or reproduction copies. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Company (including without limitation the facts certified in the Opinion Support Certificate) and (ii) statements and certifications of public officials and others.

As used herein the following terms have the respective meanings set forth below:

“Applicable Agreements” means those agreements and other instruments identified on the attached Schedule 1, which have been certified in the Opinion Support Certificate by an officer of the Company as being every indenture, mortgage, deed of trust, loan or credit agreement, and financing lease of the Company that is both (i) material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its subsidiaries, considered as a single enterprise and (ii) an instrument by which the Company or any of its subsidiaries is bound or by which the Company or any of its subsidiaries or any of their respective properties may be bound or affected.

“Applicable Orders” means those orders or decrees of governmental authorities identified on the attached Schedule 2, which have been certified in the Opinion Support Certificate by an officer of the Company as being every order or decree of any governmental authority by which the Company or any of its subsidiaries or any of their respective properties is bound, that is material in relation to the business, operations, affairs, financial condition, assets, or properties of

To each of the Underwriters named in the Underwriting Agreement referenced herein August [●], 2015 Page 3 the Company and its subsidiaries, considered as a single enterprise, other than those orders or decrees issued in the ordinary course of the Company’s or its subsidiaries’ business relating to the operation of their businesses or assets and not relating to the issuance of securities by the Company.

“Final Prospectus” means the prospectus supplement referred to in paragraph (b) above, together with the base prospectus supplemented thereby and the documents incorporated by reference therein.

“Preliminary Prospectus” means the preliminary prospectus supplement referred to in paragraph (a) above, together with the base prospectus supplemented thereby and the documents incorporated by reference therein.

“Transaction Documents” means collectively, the Underwriting Agreement, the Indenture and the Securities.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Company is validly existing as a corporation and in good standing under the laws of the State of Oklahoma, with the corporate power and authority to (i) perform all of its obligations under each of the Transaction Documents and (ii) carry on its business and own its properties as described in the Preliminary Prospectus and the Final Prospectus. ONEOK Sterling III Pipeline, L.L.C. is validly existing as a limited liability company and in good standing under the laws of the State of Oklahoma.

2. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

3. Each of the Base Indenture and the Supplemental Indenture have been duly authorized, executed and delivered by the Company.

4. The Securities have been duly authorized, executed, and issued by the Company.

5. The execution and delivery of, and the consummation of the transactions (including, without limitation, the issuance and sale of the Securities) contemplated by the Underwriting Agreement, will not contravene (i) the Company’s certificate of incorporation, (ii) the Company’s bylaws, or (iii) any provision of applicable laws of the State of Oklahoma, the contravention of which, individually or in the aggregate, would have a Material Adverse Effect on the Company or its ability to consummate such transactions.

6. None of (i) the execution and delivery of, or the incurrence or performance by the Company of its obligations under, each of the Transaction Documents, each in accordance with its terms, or (ii) the offering, issuance, sale and delivery of the Securities pursuant to the Underwriting Agreement (A) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), under any Applicable Agreement, (B) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of the Company pursuant to any Applicable Agreement or (C) resulted, results or will result in the contravention of any Applicable Order.

To each of the Underwriters named in the Underwriting Agreement referenced herein August [●], 2015 Page 4

7. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for the execution and delivery by the Company of the Transaction Documents or the incurrence or performance of the obligations of the Company thereunder, or the enforceability of any such Transaction Documents against the Company. As used in this paragraph, “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of Oklahoma, pursuant to applicable laws of the State of Oklahoma.

8. To our knowledge, there are no contracts or other documents that are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the Rules and Regulations which have not been filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

9. To our knowledge and except as set forth or incorporated by reference in the Registration Statement, there are no legal or governmental proceedings pending or threatened in writing against the Company that would be required by Item 103 of Regulation S-K to be disclosed in a Registration Statement on Form S-1.

Our opinions expressed herein are subject to the following qualifications:

(i) In rendering the opinions set forth above regarding Applicable Agreements, we do not express any opinion as to whether the execution or delivery of the Transaction Documents, or the incurrence or performance by the Company of its obligations thereunder will constitute a violation of, or a default under or as a result of, any covenant, restriction or provision with respect to any financial ratio or test or any aspect of the financial condition or results of operation of the Company.

(ii) Except as set forth in paragraphs 8 and 9 above, our opinions expressed above are limited to the laws of the State of Oklahoma, and we express no opinion with regard to any matter that may be governed by the law of any jurisdiction other than the State of Oklahoma.

(iii) Except as specifically noted in this opinion, we have not (i) made any independent review or special investigation concerning any agreements, instruments, encumbrances, orders, judgments, or decrees by which the Company may be specifically bound, or (except with respect to the general application of the laws of the State of Oklahoma) any laws, rules or other regulations by which the Company may be bound; (ii) made any independent investigation as to the existence of any litigation, tax claims, actions, suits, investigations or disputes, if any, pending or threatened against the Company; or (iii) made any other independent investigation of factual matters.

(iv) References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation; provided however, that such references do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations.

To each of the Underwriters named in the Underwriting Agreement referenced herein August [●], 2015 Page 5

(v) Our opinions in paragraph 1 as to the existence and good standing of the Company and ONEOK Sterling III Pipeline, L.L.C. are based solely on certificates of good standing from the Secretary of State of the State of Oklahoma for each entity, each dated as of a recent date.

(vi) With respect to the opinion expressed in paragraph 9 above, in addition to obtaining factual certifications in the Opinion Support Certificate, we have endeavored, to the extent we have believed necessary, to determine from certain lawyers currently in our firm who have performed substantive legal services for the Company whether they have current actual knowledge concerning pending or threatened legal proceedings of the nature referred to in paragraph 9 above. Beyond that, we have not made any review, search or investigation of public files or records or files or records of the Company or its transactions or any other investigation with respect to the statement in paragraph 9.

(vii) The opinions herein are limited to the matters expressly set forth in this letter, and no opinions are implied or may be inferred beyond the matters expressly so stated.

This opinion is being furnished only to you in connection with the sale of the Securities under the Underwriting Agreement occurring today and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person, including any purchaser of the Securities from you and any subsequent purchaser of the Securities, without our express written permission. The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.

Yours very truly,

— Draft —

Schedule 1

Applicable Agreements

1. Indenture, dated September 24, 1998, between ONEOK, Inc. and Chase Bank of Texas, as trustee.

2. First Supplemental Indenture dated September 24, 1998, between ONEOK, Inc. and Chase Bank of Texas, as trustee.

3. Second Supplemental Indenture dated September 25, 1998, between ONEOK, Inc. and Chase Bank of Texas, as trustee.

4. Indenture dated December 28, 2001, between ONEOK, Inc. and SunTrust Bank, as trustee.

5. Third Supplemental Indenture dated June 17, 2005, between ONEOK, Inc. and Chase Bank of Texas, as trustee.

6. Indenture dated January 26, 2012 between ONEOK, Inc. and U.S. Bank National Association, as trustee.

7. First Supplemental Indenture dated January 26, 2012 between ONEOK, Inc. and U.S. Bank National Association, as trustee.

8. Amended and Restated Credit Agreement, effective as of January 31, 2014, among ONEOK, Inc., as borrower, the lenders party thereto, Bank of America, N.A., as administrative agent, swing line lender, a letter of credit issuer and a lender, and the other lenders and letter of credit issuers from time to time party thereto.

Schedule 2

Applicable Orders

None.